                                                                  EXHIBIT 10.27


                                     LEASE

                              JOHN HANCOCK CENTER

                    TENANT:  NATIONAL SECURITIES CORPORATION

                               DATE:  MAY 1, 1996

                               TABLE OF CONTENTS



Article 1        Demised Premises; Term . . . . . . . . . . . . .   1
Article 2        Base Rent  . . . . . . . . . . . . . . . . . . .   1
Article 3        Additional Charges   . . . . . . . . . . . . . .   2
Article 4        Use  . . . . . . . . . . . . . . . . . . . . . .   6
Article 5        Services   . . . . . . . . . . . . . . . . . . .   7
Article 6        Possession   . . . . . . . . . . . . . . . . . .   8
Article 7        Condition of Premises  . . . . . . . . . . . . .   9
Article 8        Repairs  . . . . . . . . . . . . . . . . . . . .   9
Article 9        Alterations  . . . . . . . . . . . . . . . . . .  10
Article 10       Covenant Against Liens   . . . . . . . . . . . .  12
Article 11       Damage or Destruction by Fire or Casualty  . . .  12
Article 12       Insurance  . . . . . . . . . . . . . . . . . . .  13
Article 13       Liability Insurance  . . . . . . . . . . . . . .  13
Article 14       Condemnation   . . . . . . . . . . . . . . . . .  14
Article 15       Waiver of Claims/Indemnity   . . . . . . . . . .  14
Article 16       Nonwaiver  . . . . . . . . . . . . . . . . . . .  15
Article 17       Landlord's Remedies  . . . . . . . . . . . . . .  15
Article 18       Surrender of Possession  . . . . . . . . . . . .  16
Article 19       Holding Over   . . . . . . . . . . . . . . . . .  17
Article 20       Costs, Expenses and Attorneys' Fees  . . . . . .  17
Article 21       Compliance with Laws   . . . . . . . . . . . . .  18
Article 22       Certain Rights Reserved By Landlord  . . . . . .  18
Article 23       Estoppel   . . . . . . . . . . . . . . . . . . .  19
Article 24       Rules and Regulations  . . . . . . . . . . . . .  19
Article 25       Miscellaneous  . . . . . . . . . . . . . . . . .  19
Article 26       Right to Change Location of the Premises   . . .  20
Article 27       Assignment and Subletting  . . . . . . . . . . .  21
Article 28       Notice   . . . . . . . . . . . . . . . . . . . .  22
Article 29       Security Deposit   . . . . . . . . . . . . . . .  23
Article 30       Default Under Other Lease/License  . . . . . . .  24
Article 31       Conveyance by Landlord   . . . . . . . . . . . .  24

Article 32       Subordination of Lease   . . . . . . . . . . . .  24
Article 33       Rights of Designated Third Parties   . . . . . .  25
Article 34       Brokers  . . . . . . . . . . . . . . . . . . . .  25
Article 35       Exculpation  . . . . . . . . . . . . . . . . . .  25
Article 36       Covenant of Quiet Enjoyment  . . . . . . . . . .  25
Article 37       Option to Terminate  . . . . . . . . . . . . . .  25
Article 38       Options to Expand Premises   . . . . . . . . . .  26



                                    EXHIBITS

Exhibit A        Plan of Premises
Exhibit B        HVAC Specifications
Exhibit C        Janitorial Specifications
Exhibit D        Rules and Regulations
Exhibit E        Expansion Spaces

                                     LEASE

                              JOHN HANCOCK CENTER

         THIS LEASE, made as of May 1, 1996, between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, hereinafter called LANDLORD, and NATIONAL SECURITIES CORPORATION, a Washington corporation, hereinafter called TENANT.

                              W I T N E S S E T H:

                                   ARTICLE 1

                             DEMISED PREMISES; TERM

         Landlord does hereby demise and lease to Tenant, and Tenant hereby accepts that certain space as shown and designated on the plan attached hereto and made a part hereof as Exhibit A, commonly described as Suite 1560 located on a portion of the fifteenth (15th) floor containing approximately 3,630 rentable square feet of area ("Premises") in the building known as John Hancock Center ("Building"), at 875 North Michigan Avenue, in the City of Chicago, Illinois ("Property") for a term commencing on the 1st day of June, 1996 and ending on the 31st day of May, 2001 ("Term"), unless sooner terminated as provided herein, subject to the terms, covenants and agreements herein contained.

                                   ARTICLE 2

                                   BASE RENT

         Tenant shall pay to Landlord or Landlord's agent at the office of Landlord or at such other place as Landlord may from time to time designate, annual Base Rent in equal monthly installments as follows:

      Period                    Rate Per Sq. Ft.         Annual Base Rent         Monthly Installment
      June 1, 1996 -            $18.00                   $65,340.00               $5,445.00
      May 31, 1997
      June 1, 1997 -            $21.35                   $77,500.50               $6,458.38
      May 31, 1998
      June 1, 1998 -            $21.85                   $79,315.50               $6,609.63
      May 31, 1999
      June 1, 1999 -            $22.35                   $81,130.50               $6,760.88
      May 31, 2000
      June 1, 2000 -            $22.85                   $82,945.50               $6,912.13
      May 31, 2001

         Each such monthly installment shall be payable in advance on the first day of each and every calendar month during the Term, subject to the terms of
Article 6 below, to the extent applicable. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Base Rent for each day of such fractional month. Base Rent shall be payable without any prior demand therefor and without any deductions or setoffs whatsoever, except as otherwise expressly provided herein.





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



                                   ARTICLE 3

                               ADDITIONAL CHARGES

         Landlord and Tenant agree that the following additional charges shall be payable with respect to each calendar year of the Term, or portion thereof, after the Base Year (which Base Year shall be 1996):

         (A) If Ownership Taxes for any calendar year of the Term (including the calendar year in which this lease terminates) after the Base Year shall exceed Ownership Taxes for the Base Year, Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of the amount by which the Ownership Taxes for such calendar year exceed the Ownership Taxes for the Base Year. Tenant's Proportionate Share of such Ownership Taxes for any calendar year shall be 0.3324%, representing the percentage resulting from dividing the total rentable area of the Premises by the total rentable area, expressed in square feet, of that portion of the Building in which the Premises have been included as part of the tax assessment, which as of the date of this Lease is 1,092,108 square feet.

         Ownership Taxes shall mean all taxes of every kind and nature which Landlord shall pay or become obligated to pay in respect of a calendar year because of or in connection with the ownership, operation, leasing and management of the Building and the Property, subject to the following:

                 (i) the amount of ad valorem real and personal property taxes against Landlord's real and personal property to be included shall be the amount shown by the latest available tax bills on the last day of the calendar year in respect of which Ownership Taxes are being determined. The amount of any tax refunds shall be deducted from Ownership Taxes in the year they are received by Landlord;

                 (ii) the amount of special taxes or special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the calendar year in respect of which Ownership Taxes are being determined;

                 (iii) there shall be included in Ownership Taxes all taxes based upon leases or the receipt of rent which either in whole or in part supplement, are in addition to or are in lieu of any item described in subparagraph (i) above, except that such taxes shall be based solely on the rents and other income received by Landlord from the Building and shall not be calculated on rents and income payable from any other property owned by Landlord;

                 (iv) there shall be excluded from Ownership Taxes all income taxes (except rent taxes which may be included pursuant to subparagraph (iii) above), excess profits taxes, franchise, capital stock, and inheritance or estate taxes;

                 (v) Ownership Taxes shall also include Landlord's costs and expenses (including reasonable attorneys' fees) in contesting or attempting to reduce any Ownership Taxes for any calendar year.

         (B) If Office Operating Expenses for any calendar year of the Term (including the calendar year in which this Lease terminates) after the Base Year shall exceed Office Operating Expenses for the Base Year, Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of the amount by which Office Operating Expenses for such calendar year exceed Office Operating Expenses for the Base Year.

         Tenant's Proportionate Share of Office Operating Expenses for any calendar year shall be 0.4432%, representing the percentage resulting from dividing the number of square feet of rentable area included in the Premises by the number of square feet of rentable area designated by Landlord for office uses in the Building, hereinafter referred to as the Office Section, (which is 819,118 rentable square feet).

         Office Operating Expenses shall be the sum of the following:

                 (i) those Operating Expenses incurred solely in connection with the ownership, management, and operation of the Office Section during such calendar year; and

                 (ii) the Office Section's proportionate share, as reasonably determined by Landlord, of those Operating Expenses incurred in connection with the ownership, management, maintenance and operation of the Building which cannot be attributed to one single portion of the Building.

         Operating Expenses for any calendar year shall mean all expenses, costs and disbursements (other than Ownership Taxes) of every kind and nature which Landlord shall pay or become obligated to pay in respect of a calendar year because of or in connection with the ownership, management, and operation of the Building and the Property, except the following:

                 (i)      costs of alterations of tenant spaces;

                 (ii) costs of capital improvements, except for such costs including interest thereon, as reasonably determined and amortized by Landlord, where (a) one of the purposes of such capital improvements was to reduce Operating Expenses, or (b) such capital improvement was required due to any rule, regulation, ordinance or statute of any applicable governmental body enacted, adopted or modified after the date of execution of this Lease (it being agreed that the costs of any capital improvements required due to any rule, regulation, ordinance or statute of any applicable governmental body enacted, adopted or modified prior to commencement of the Term of this Lease shall be excluded from Operating Expenses, including without limitation any improvements to the public areas of the Building required in order to comply with the provisions of the Americans with Disabilities Act of 1990, 42 U.S.C. Section Section 12- 101 et seq., as enacted prior to the date of execution of this Lease);

                 (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any;

                 (iv) real estate brokers' leasing commissions or compensation;

                 (v) payments to affiliates of the Landlord for goods and/or services in excess of what would be paid to non-affiliated parties for such goods and/or services in an arm's length transaction;

                 (vi) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for common areas of the Building);

                 (vii) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building;

                 (viii) costs of advertising and public relations and promotional costs and attorneys' fees associated with the leasing of the Building;

                 (ix) any fines or penalties incurred due to the violation by Landlord of any governmental rule or authority;

                 (x) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source;

                 (xi) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building;

                 (xii) costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs incurred as a result of Landlord's failure to make such payments when due, so long as Tenant has been timely in the payment of its bills to Landlord;

                 (xiii) costs incurred in connection with the removal of asbestos-containing materials from any floor of the Building and the substitution therefor of other fire retardant materials;

                 (xiv) costs of management fees in excess of customary fees charged in the majority of similar sized first-class office buildings in the downtown Chicago area;

                 (xv) all expenses in connection with the installation, operation and maintenance of any observatory, broadcasting facilities, luncheon club, athletic or recreation club, cafeteria, dining facility, or other facility not strictly related to the operation of the Office Section or generally available to all office tenants of the Building, including Tenant;

                 (xvi) expenses for sculptures, paintings or other artwork located within the Building (except that there shall not be excluded the costs of maintaining such objects in the public areas of the Building nor shall there be excluded the costs of repairing and insuring such objects); and

                 (xvii) salaries and wages and other benefits paid to or on behalf of employees above the level of Property Manager of the Building.

         In the event the Office Section is not fully occupied during any calendar year, the variable Operating Expenses for that year shall be equitably adjusted to reflect the Operating Expenses as though the Office Section were fully occupied.

         (C) For the purposes of this Lease, rentable area shall be computed by measuring to the inside finish exterior glass panels and shall include all areas within such glass panels excluding public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing walls and shall include:

                 (i) with respect to each single tenancy floor, toilets, air conditioning rooms, fan rooms, janitor closets and electrical closets within and serving only such floor; or

                 (ii) with respect to each multiple tenancy floor, the Premises' proportionate share of the areas described in the preceding subsection (i).

         (D) In order to provide for current payments of Tenant's Proportionate Share of any increases over the Base Year in Office Operating Expenses and Ownership Taxes for each calendar year of the Term, Tenant agrees to pay, as additional rent, Tenant's Proportionate Share of any such increases in Office Operating Expenses and Ownership Taxes due for any calendar year, as reasonably estimated by Landlord from time to time, in twelve (12) monthly installments, each in an amount equal to l/12th of the amount estimated by Landlord commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimated Tenant's Proportionate Share of Office Operating Expenses and Ownership Taxes. The installment of estimated additional charges payable for each month of the current calendar year prior to the date of the receipt of Landlord's estimate shall be due and payable within thirty (30) days after receipt of such estimate. If, as finally determined (whether in the succeeding calendar year at the time of delivery of the annual report provided for in subparagraph (E) hereof, or in the current calendar year when the final amount of any portion of Ownership Taxes for a calendar year becomes known to Landlord), Tenant's Proportionate Share of any such increases in Office Operating Expenses and Ownership Taxes for the calendar year in question over the Base Year shall be greater than or be less than the aggregate of all installments so paid on account to the Landlord (and which are applicable to such calendar year) prior to receipt of an invoice from Landlord, then Tenant within thirty (30) days after receipt of such invoice shall pay to Landlord the amount of such underpayment, or the Landlord shall credit Tenant for the amount of such overpayment (or, in the event the Term of this Lease has expired and Tenant is not in default thereunder, refund such overpayment to Tenant), as the case may be. It is the intention hereunder to estimate Tenant's Proportionate Share of increases in Office Operating Expenses and Ownership Taxes from time to time for each year over the Base Year and then to adjust such estimate from time to time based on actual Ownership Taxes and Office Operating Expenses for such calendar year.

         (E) Landlord agrees to keep books and records showing the Office Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts.

         Landlord shall deliver to Tenant as soon as reasonably possible after the close of each calendar year (including the calendar year in which this Lease terminates), a report certified by an officer or agent of Landlord. The report shall contain the following:

                 (i) a statement that the books and records covering the operation of the Office Section have been maintained in accordance with the requirements in this subparagraph (E);

                 (ii) the amount by which the Office Operating Expenses for such calendar year exceed the Office Operating Expenses for the Base Year; and

                 (iii) the amount by which the Ownership Taxes for such calendar year exceed the Ownership Taxes for the Base Year.

         In the event that any additional charge results in a net increase in the rent due Landlord, Tenant shall and hereby agrees to pay to Landlord within thirty (30) days following Tenant's receipt of an invoice from time to time from Landlord an amount equal to such rent adjustment for such prior calendar year, or portion thereof. Failure or delay in delivering any such statement or invoice, or failure or delay in computing the rent adjustments pursuant to this
Article 3, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant's obligations with respect to any such statement or invoice, or constitute a default hereunder. All rent adjustments payable hereunder shall be made without any deductions or set-offs whatsoever.

         (F) The obligation of the Tenant with respect to the payment of Base Rent and additional charges due hereunder shall survive the expiration or termination of this Lease. Any payment, refund, or credit made pursuant to this Article shall be made without prejudice to any right of the Tenant to dispute, or of the Landlord to correct, any items as billed pursuant to the provisions hereof. In the event that this Lease shall have been in effect for less than the full calendar year immediately preceding Tenant's receipt of the invoices provided for in subparagraphs (D) and (E) hereof, the additional charge shall be pro rata. In no event shall any additional charge result in a decrease in the Base Rent payable hereunder.

         (G) Upon the written request of Tenant delivered to Landlord within sixty (60) days after the delivery of Landlord's annual statement of Office Operating Expenses and Ownership Taxes, Landlord shall give Tenant the opportunity during normal office hours to thereafter review the books and records of the Building related to such report on a line by line basis, provided Tenant thereafter diligently and promptly completes such inspection, and such inspection privilege shall not delay Tenant's obligation to pay on account all sums due pursuant to any such report. Unless Tenant shall, by written notice to Landlord, take exception to any item in any such report within ninety (90) days after the furnishing of such report, such report shall be conclusively binding upon Tenant and shall not be contestable by Tenant.

                                   ARTICLE 4

                                      USE

         (A) Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose whatsoever. Tenant shall not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building or that will increase the rate of insurance on the Premises or on the Building. Tenant will pay all extra insurance premiums which may be caused by the use which Tenant shall make of the Premises. Tenant will not use or permit upon the Premises anything that may be dangerous to life or limb. Tenant will not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises. Tenant will not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other tenant in the Building or the occupants of neighboring property or tending to injure the reputation of the Building. Tenant will promptly and fully comply with all governmental, health and police requirements and regulations respecting Tenant's particular use of the Premises. Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not conduct nor permit to be conducted on the Premises any business which is contrary to any of the laws of the United States of America or of the State of Illinois or which is contrary to the ordinances of the City of Chicago. Tenant shall not at any time manufacture, sell, use or give away, and shall not at any time permit the manufacture, sale, use or gift of any spirituous, fermented, intoxicating or alcoholic liquors on the Premises. Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises.

         (B) Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials (except insubstantial amounts of Hazardous Materials customarily used in connection with general office Building uses, provided such use and storage is in compliance with applicable laws) in, on, under, around or above the Premises now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with the existence of Hazardous Materials introduced by Tenant into the Premises during the Term hereof. The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by the City of Chicago or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect.

         Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease.

                                   ARTICLE 5

                                    SERVICES

         Landlord shall provide the following services on all days during the Term of this Lease excepting Sundays, and holidays, unless otherwise stated:

                 (a) Heat and air conditioning for normal comfort in the Premises in accordance with the HVAC specifications set forth on Exhibit B attached hereto and made a part hereof from 8 a.m. to 6 p.m. (and on Saturdays which are not a holiday from 8 a.m. to 1 p.m.). Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, or whenever the occupancy or electrical load exceeds the air-conditioning standards set forth on Exhibit B, Landlord shall be relieved of responsibility for maintaining such standards, and in such event Landlord reserves the right at its option to (1) require Tenant to discontinue use of such heat-generating machines or equipment, or
         (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord charges from time to time in the Building. Tenant agrees that at all times it will cooperate with Landlord and abide by all regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems.

                 (b) Electricity for the Premises shall not be furnished by Landlord but shall be furnished by the electric utility company serving the Building. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during the Term of this Lease. Tenant agrees to purchase from Landlord, or its agent, Building-standard lamps, bulbs, ballasts and starters used in the Premises, so long as the prices therefor are competitive. Tenant agrees that in the event it purchases any of the foregoing from anyone other than Landlord, all such items shall be of the same type as that used generally in the Building.

                 (c) City water from the regular Building outlets for drinking, lavatory and toilet purposes only. Tenant shall pay Landlord at uniform rates fixed by Landlord for water furnished for any other purposes (including, without limitation, condenser water). Tenant shall not waste or permit the waste of water.

                 (d) Janitor services Monday through Friday, holidays excepted, in and about the Premises, comparable to the standard janitor service furnished by first-class Chicago office buildings (and as more fully described on Exhibit C attached hereto and made a part hereof). No persons shall be employed by Tenant to do janitor work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person while in the Building, either inside or outside of the Premises, who has been employed by Tenant with Landlord's consent to do janitor work in the Premises shall be subject to and under the direction of the manager of the Building (but not as agent or servant of said manager or of Landlord).

                 (e) Window washing of all exterior windows in the Premises both inside and out, weather permitting, at least three times per year at intervals to be determined by Landlord.

                 (f) Adequate operatorless passenger elevator service at all times, and freight elevator service during normal business hours subject to scheduling by Landlord.

                 (g) Such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant.

         All charges for any such additional services shall be deemed rent reserved under this Lease and shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within thirty (30) days after date of delivery (pursuant to Article 28 hereof) of an invoice therefor. In the event Tenant shall fail to make payment for such additional services Landlord may, in addition to all other remedies which Landlord may have for the non-payment of rent and without notice to Tenant, discontinue any or all such additional services, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of rent when due, or vary or change any other provision of this Lease or render Landlord liable for damages of any kind whatsoever.

         Tenant agrees that neither Landlord nor any company, firm, or individual operating, maintaining, repairing, managing or supervising the plant or facilities furnishing any of the above services, nor any of their respective agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by, or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, delay, diminution, or discontinuance at any time for any reason in the furnishing of any of the above services; nor shall any such interruption or discontinuance be deemed an eviction or disturbance of Tenant's use or possession of the Premises or any part thereof; nor shall any such interruption, delay, diminution, or discontinuance relieve Tenant from full performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services was within the reasonable control of Landlord to prevent, and such interruption or discontinuance continues beyond five (5) consecutive business days after written notice to Landlord and materially and adversely affects Tenant's ability to conduct business in the Premises, or any portion thereof, and on account of such interruption or disturbance Tenant ceases doing business in all or any portion of the Premises, Base Rent and additional charges shall abate proportionately as Tenant's sole remedy for so long as Tenant remains unable to conduct its business in the Premises or such portion thereof. Landlord agrees to use reasonable efforts to restore any such interrupted or discontinued service as soon as reasonably practicable.

                                   ARTICLE 6

                                   POSSESSION

         In the event Landlord's Work (as defined in Article 7 below) in the Premises shall not be completed on or before the date above fixed for the commencement of the Term of this Lease, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay beyond the abatement of rent until the Premises are ready for occupancy; provided, however, there shall be no abatement of rent if the space is not ready for occupancy because of the failure to complete the installation of special equipment, fixtures or materials ordered by Tenant or due to any fault or delay of Tenant. If Tenant shall enter possession of all or any part of the Premises prior to the date fixed above for the first day of the Term, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect of such possession the same as if the first day of the Term had been fixed as of the date when Tenant entered such possession and Tenant shall pay to Landlord as rent for the period prior to the first day of the Term of this Lease a proportionate amount of the rent set forth in Article 2.

                                   ARTICLE 7

                             CONDITION OF PREMISES

         The Tenant's taking possession of any portion of the Premises shall be conclusive evidence as against the Tenant that such portion of the Premises were in good order and satisfactory condition when the Tenant took possession, except as to (a) latent defects (which exception shall be effective for a one
(1) year period following the date the Premises are ready for occupancy, excluding items of damage caused by Tenant, its agents, contractors and suppliers), and (b) except to the extent otherwise provided in a "punchlist" to be prepared by Landlord and Tenant immediately prior to Tenant's taking occupancy of the Premises. No promise of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to the Tenant, other than as may be contained herein. Notwithstanding the foregoing, Tenant agrees to accept the Premises in an "as is" condition existing as of the date of execution of this Lease, provided however that Landlord at Landlord's sole cost and expense shall prior to commencement of the Term of this Lease complete in the Premises the following work ("Landlord's Work") in a good and workmanlike manner in compliance with applicable codes:

                 (a) Paint all interior walls of the Premises with one coat of latex paint in Building standard colors as selected by Tenant.

                 (b)      Reinstall pocket door between two offices.

                 (c)      Rewire electrical switching.

                 (d)      Provide access from reception area into storage room.

                 (e) Install building standard passage door (without lock) in interior corridor.

                                   ARTICLE 8

                                    REPAIRS

         Tenant shall, at its sole expense, keep the Premises in good order and repair and tenantable condition at all times during the Term, and Tenant shall promptly arrange with Landlord at Tenant's sole cost and expense for the repair of all damages not caused by Landlord, its contractors, agents or employees to the Premises and for the replacement or repair of all damaged or broken glass, fixtures and appurtenances within any reasonable period of time specified by Landlord, provided, however, that Tenant shall not be required to repair or replace broken or damaged exterior window glass unless such replacement or repair is necessitated by the act, failure to act, or neglect of Tenant, its servants, employees, agents, invitees or guests. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and the costs paid or incurred by Landlord for such repairs and replacements shall be deemed additional rent reserved under this Lease due and payable forthwith. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions, including, but not limited to, ducts and all other facilities for heating and air conditioning service, as Landlord shall desire or deem necessary for the safety, maintenance, repair, preservation or improvement of the Building, or as Landlord may be required or requested to do by the City of Chicago or by the order or decree of any court of competent jurisdiction or by any other proper authority.

         In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the Premises or the Building (including, without limitation, the program in effect as of the date hereof of installing a sprinkler system in the Premises and other parts of the Building), Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend any services and facilities without being deemed or held guilty of an eviction of Tenant or for damages to Tenant's property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Tenant hereby specifically agrees to fully cooperate with Landlord in connection with installation of the above-described sprinkler system and any other renovation program desired by Landlord for the Building in the Premises and other parts of the Building. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the Building and the Premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom. Landlord agrees to give Tenant reasonable notice (except in cases of an emergency) prior to its entry into the Premises for the purpose of making any such repairs, alterations, improvements or additions, and Landlord agrees to use reasonable efforts not to interfere with the conduct by Tenant of its business in the Premises or Tenant's access to the Premises during ordinary business hours in connection with any such work by Landlord.

         Landlord shall, at Landlord's expense (subject to inclusion of such expenses in Operating Expenses to the extent permitted by Article 3 hereof), keep in good order, repair and condition and maintain in compliance with all applicable laws at all times during the Term, all structural elements of the Building, including floor and ceiling slabs, the exterior walls and windows, the roof, common Building mechanical, plumbing, electrical and HVAC systems, the elevators, the washrooms, the lobby of the Building and all other common areas of the Building to the extent such systems or common areas service or are of benefit to the Premises.

                                   ARTICLE 9

                                  ALTERATIONS

         Tenant shall not, without the prior written consent of Landlord in each instance obtained, make any repairs, replacements, alterations, improvements or additions to the Premises (which consent by Landlord shall not be unreasonably withheld or delayed so long as the structure and any Building systems will not be affected by any such alterations, improvements, or additions, and which consent will not be required for picture hanging, painting, wallpapering or similar minor items of a decorative, non-permanent nature). In the event Tenant desires to make any alterations, improvements or additions pursuant to this Article 9, or any repairs or replacements pursuant to Article 8 of this Lease, Tenant shall prior to commencing any such work:

                 (a) Submit to Landlord for review by it and its engineers plans and specifications showing such work in reasonable detail and obtain Landlord's prior written approval (Tenant shall pay to Landlord all out-of-pocket costs incurred by Landlord to third parties in connection with such review of such plans and specifications);

                 (b) In the event Landlord permits Tenant to engage its own contractors to perform any such work, furnish Landlord with the names and addresses of all contractors and copies of all contracts with such contractors and obtain Landlord's prior written approval (Landlord expressly reserves the right to require that Landlord's contractors shall perform any part or all of such work affecting Building systems or the Building structure as may be desired by Tenant from time to time); all contractors and suppliers engaged by Tenant shall work in harmony and not interfere with the performance of any other work in the Building by Landlord, its contractor, other tenants or occupants of the Building (whether or not the terms of the respective leases have commenced) or their contractors;

                 (c) Provide Landlord, at Tenant's sole cost and expense, with such security as Landlord may require, as well as all necessary permits evidencing compliance with all ordinances and regulations of the City of Chicago or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof:

                 (d) Provide Landlord with certificates of insurance in forms and amounts satisfactory to Landlord naming Landlord as an additional insured where required by Landlord; and

                 (e) Comply, at Tenant's sole cost and expense, with such other requests as Landlord may reasonably make in connection with such work.

         All such work shall, at Landlord's election, be subject to the supervision by Landlord, and Tenant shall promptly pay Landlord the reasonable cost of all such supervision.

         Tenant acknowledges that Landlord has heretofore adopted and put into operation throughout the Building an asbestos operations and maintenance program ("O & M Program"), a copy of which will be made available to Tenant for its review upon its request, which provides for periodic air testing and which also sets forth certain procedures to be followed in connection with any repairs, alterations or improvements to be made in the Building, in order to prevent disturbance to the sprayed-on asbestos fireproofing located on certain structural beams and in the mechanical rooms and garage area of the Building and to better protect the health and safety of all occupants of the Building. Tenant hereby expressly agrees to cause its agents, employees and contractors to comply at all times with the O & M Program (as amended from time to time) in connection with any repairs, alterations or improvements to the Premises to which the O & M Program may apply.

         Except to the extent caused by Landlord, its contractors, agents and employees, Tenant hereby agrees to protect, defend, indemnify and hold Landlord, the Building and the Property harmless from and against any and all liabilities of every kind and description which may arise out of or in connection with such repairs, replacements, alterations, improvements or additions. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease.

         Upon completing any of such repairs, replacements, alterations, improvements or additions, Tenant shall furnish Landlord with plans satisfactory to Landlord showing such work as completed, and with contractors' affidavits, sworn statements and full and final waivers of lien and receipted bills covering all labor and material expended and used. All repairs, replacements, alterations, improvements and additions shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All repairs, replacements, alterations, improvements and additions shall be constructed in a good and workmanlike manner and only good grades of material shall be used. At all times Tenant shall cause contractors and others performing any work for Tenant to work in harmony with the contractors, agents and employees performing work in the Building for Landlord or others.

         All alterations, improvements, additions, repairs, or replacements, whether temporary or permanent in character, including, without limitation, wall coverings, carpeting and other floor coverings, special lighting installations, built-in or attached shelving, cabinetry, and mirrors, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, and office equipment); provided, however, that Landlord shall have the right to require Tenant to remove such alterations, improvements, additions, repairs or replacements at Tenant's sole cost and expense in accordance with the provisions of Article 18 of this Lease, if Landlord at the time of consenting to the installation thereof and in response to the specific written request of Tenant advised Tenant that Landlord would require any such alterations to be removed upon expiration of the Term hereof.

                                   ARTICLE 10

                             COVENANT AGAINST LIENS

         Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord's title to the Building, Property, or Premises, nor in any way subject Landlord's title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building or Premises arising from any act or omission of Tenant shall attach only against Tenant's interest and shall in all respects be subordinate to Landlord's title to the Building, Property, and Premises. If Tenant has not removed any such lien or encumbrance or provided Landlord with a title indemnity or bond or other security reasonably satisfactory to Landlord within fifteen (15) days after written notice to Tenant by Landlord, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional rent reserved under this Lease due and payable forthwith.

                                   ARTICLE 11

                   DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY

         If the Premises or the Building (including machinery and equipment used in its operation) shall be destroyed or damaged by fire or other casualty and if the Premises or Building may be repaired and restored within one hundred twenty (120) days (plus such additional time during which Landlord may be prevented from completing the repairs for causes beyond its reasonable control) after such damage then Landlord shall have the option to: (a) repair and restore the same with reasonable promptness; or (b) elect to demolish the Building, cease its operation, or cease operation of the Office Section, in which event this Lease shall automatically be canceled and terminated as of the date of such damage. In the event any such damage is not caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees and renders the Premises untenantable, and if this Lease shall not be canceled and terminated by reason of such damage, then rent shall abate during the period beginning with the date of such fire or other casualty and ending with the date when the Premises are again rendered tenantable, such abatement to be in an amount bearing the same ratio to the total amount of rent for such period as the untenantable portion of the Premises bears to the entire Premises. Landlord shall have no duty to repair or restore Tenant's fixtures or tenant improvements, including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves.

         If (a) such damage renders the Premises untenantable, in whole or in part, and (b) if, in Landlord's judgment, such damage cannot reasonably be repaired and restored within one hundred twenty (120) days (plus such additional time during which Landlord may be prevented from completing the repairs for causes beyond its reasonable control), or such damage occurs within the last two (2) years of the Term, either party shall have the right to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees.

         Any right to terminate or any other option provided for any party in this Article 11 must be exercised by written notice to the other party served within ninety (90) days after such damage shall have occurred.

                                   ARTICLE 12

                                   INSURANCE

         In consideration of the leasing of the Premises at the rental stated in Article 2, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

         Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Article the term "Landlord" shall include Landlord's agents, servants and employees) and Tenant (when used in this Article the term "Tenant" shall include Tenant's agents, servants and employees), agrees to purchase and keep in force and effect during the Term hereof, insurance under policies issued by insurers of recognized responsibility on its fixtures and tenant improvements including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves and on its merchandise, inventory, contents, furniture, equipment or other personal property located in the Premises protecting Landlord and Tenant from damage or other loss caused by fire or other casualty including, but not limited to, vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall name the Landlord as an additional insured and shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies. At Landlord's request, Tenant shall deliver to Landlord at Landlord's election certificates of insurance evidencing such coverage or copies of policies therefor upon execution hereof and thereafter not less than fifteen (15) days prior to the expiration date of such policy.

         Landlord agrees to purchase and keep in force and effect insurance on the Office Section against fire and such other risks as may be included in extended coverage insurance from time-to-time available in an amount not less than the greater of 80% of the full insurable value of the Office Section or the amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies. Such policies shall contain a replacement cost endorsement and a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

         By this section, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

                                   ARTICLE 13

                              LIABILITY INSURANCE

         Tenant shall, at Tenant's expense, maintain during the Term commercial general liability insurance, contractual liability insurance and property damage insurance under policies issued by insurers of recognized responsibility, with limits of not less than $3,000,000 for personal injury, bodily injury, sickness, disease or death or for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence. Tenant's policies shall name Landlord, its agents, servants and employees as additional insureds, and Tenant shall deliver to Landlord a certificate of such insurance evidencing such coverage upon execution hereof and thereafter not less than fifteen (15) days prior to the expiration date of any such policy.

                                   ARTICLE 14

                                  CONDEMNATION

         If the whole or any part of the Premises, Building, or Property shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award without any payment to Tenant, the Tenant hereby assigning to the Landlord the Tenant's interest therein, if any. Current rent shall be apportioned as of the date of such termination. Notwithstanding the foregoing, Tenant may to the extent permitted by law, seek a separate award for the value of its trade fixtures and for moving expenses so long as Tenant does not interfere with Landlord's proceeding, and so long as Landlord's award is not diminished thereby.

                                   ARTICLE 15

                           WAIVER OF CLAIMS/INDEMNITY

         Tenant agrees that, except to the extent of the negligence of Landlord, its servants, contractors, agents and employees (but subject to the insurance provisions of Article 12 hereof) and except to the extent not expressly prohibited by law, Landlord and its officers, agents, servants and employees shall not be liable for (nor shall rent abate as a result of) any direct or consequential damage (including damage claimed for actual or constructive eviction) either to person or property sustained by Tenant, its servants, employees, agents, invitees or guests due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about said Building, or due to any act or neglect of any tenant or occupant of said Building or of any other person.
This provision shall apply particularly (but not exclusively) to damage caused by water, snow, ice, frost, steam, electricity, sewage, gas, sewer gas or odors or by the bursting, leaking or dripping of pipes, faucets and plumbing fixtures and windows, and -- except to the extent of the negligence of Landlord, its servants, contractors, agents and employees (but subject to the insurance provisions of Article 12 hereof) -- shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all of Tenant's personal property in the Premises or the Building shall be at the risk of Tenant only and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

         Tenant agrees to protect, indemnify and save Landlord and its officers, agents, servants and employees harmless from and against any and all liabilities, costs, damages, claims, and expenses of whatever nature arising from injury to persons or damage to property on the Premises or in or about the Building arising out of or in connection with Tenant's use or occupancy of the Premises or Tenant's activities in the Building, or arising from any act or negligence of Tenant or its agents, contractors, servants, employees, or invitees, except to the extent any such liabilities, damages, and expenses were incurred as the result of the negligence of Landlord, or any employee, agent or contractor of Landlord.

                                   ARTICLE 16

                                   NONWAIVER

         No waiver of any condition expressed in this Lease shall be implied by any neglect or delay of Landlord or Tenant to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 17

                              LANDLORD'S REMEDIES

         If (a) default shall be made in the payment of the rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, (and, only with respect to the first two of such defaults within any twelve (12) month period, such default shall continue for ten (10) days after written notice to Tenant), or (b) if default shall be made in the full and prompt performance of any of the other covenants or conditions which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (or, in the event such default cannot reasonably be cured within such thirty (30) day period, within such additional time -- not to exceed a total period of seventy-five (75) days from the date of Landlord's notice -- as may be required for Tenant to effect such cure, so long as Tenant promptly commences to cure such default within such initial thirty (30) day period and thereafter diligently pursues such cure to completion), or (c) if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or (d) if a default which involves a hazardous condition is not cured by Tenant promptly and diligently upon written notice to Tenant, or (e) if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or (f) if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure, if Tenant be a corporation or other entity, or (g) if Tenant be declared insolvent according to law or if any assignment of Tenant's property shall be made for the benefit of creditors, or
(h) if a receiver or trustee is appointed for Tenant or his property or (i) if Tenant shall abandon or vacate the Premises during the Term of this Lease and cease paying rent, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without further notice or demand of any kind to

Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

                 (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the value of the Base Rent and additional charges provided to be paid by Tenant for the balance of the stated Term of the Lease, less the fair rental value (after taking into account all concessions and all lease-up expenses) of the Premises for said period, and any other sum of money and damages owed by Tenant to Landlord.

                 (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry or detainer suit or otherwise, without further demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall to the extent expressly required by law attempt to relet all or any part of the Premises for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, and if Landlord shall fail to relet the Premises or if the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Base Rent and additional charges reserved in this Lease for such period or periods, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph and any other sums due under this Lease from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Tenant hereby agrees that to the extent any of the foregoing notice periods provided for in this
         Article 17 and elsewhere in this Lease are greater than the notice periods required under the statutes of the State of Illinois, such greater notice periods as are provided for herein shall substitute for any such statutory notice periods, and any notices given pursuant to the terms hereof shall be deemed the notice required by any such statutes.

                                   ARTICLE 18

                            SURRENDER OF POSSESSION

         (A) On or before the date this Lease and the Term hereby created terminates, or on or before the date Tenant's right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant shall:

                 (i) restore the Premises to the same condition as they were in at the commencement of the Term (except for ordinary wear and tear, and except as otherwise provided in Article 9 and Article 11 of this Lease) and remove (and properly dispose of) those alterations, improvements or additions installed for or during Tenant's occupancy, whether installed by Landlord or Tenant, which Landlord shall in accordance with Article 9 request Tenant to remove or which include or incorporate any materials then deemed unsafe or hazardous by any and all governmental authorities having jurisdiction thereof;

                 (ii) remove from the Premises and the Building all of Tenant's personal property; and

                 (iii) surrender possession of the Premises to Landlord in a clean condition free of all rubbish and debris.

         (B) If Tenant shall fail or refuse to restore the Premises to the above-described condition on or before the above-specified date, Landlord may enter into and upon the Premises and put the Premises in such condition and recover from Tenant Landlord's cost of so doing. Without limiting the generality of the foregoing, Tenant agrees to pay Landlord, upon demand, the cost of restoring the walls, ceilings and floors of the Premises to the same condition that existed prior to the date of the commencement of any alterations, improvements, or additions made by or for Tenant's occupancy (or a prior tenant's occupancy if such alterations, improvements or additions were acquired by Tenant from a former tenant) of the Premises. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may enter into and upon the Premises and may, at its election:

                 (i) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit, allowance or otherwise, and Landlord may retain, remove, sell, donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose;

                 (ii) treat such failure or refusal as conclusive evidence, on which Landlord or any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant's expense, retain, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property, and the failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

                                   ARTICLE 19

                                  HOLDING OVER

         Tenant shall pay to Landlord double the Base Rent plus double the additional charges then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. The provisions of this Article shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, in the event such holding over continues for more than thirty (30) days, such holding over shall constitute a renewal of this Lease for a period of one (1) year at the rental rates then prevailing for similar space in the Building.

                                   ARTICLE 20

                      COSTS, EXPENSES AND ATTORNEYS' FEES

         In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing any of Tenant's covenants and agreements in this Lease. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation. Landlord shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Tenant in enforcing any of Landlord's covenants and agreements in this Lease.

                                   ARTICLE 21

                              COMPLIANCE WITH LAWS

         Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations.

                                   ARTICLE 22

                      CERTAIN RIGHTS RESERVED BY LANDLORD

         Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent:

                 (a)      To change the Building's name or street address.

                 (b) To install, affix and maintain any and all signs on the exterior and/or interior of the Building.

                 (c) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

                 (d) To reserve to Landlord the right to reasonably designate, limit, restrict and/or control any business and any service in or to the Building and its tenants.

                 (e) To show the Premises upon reasonable prior notice to prospective tenants at reasonable hours during the last twelve (12) months of the Term and if vacated during such period to prepare the Premises for re-occupancy without affecting Tenant's obligation to pay rent.

                 (f) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

                 (g) Subject to the last sentence of Article 8 hereof, to decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

                 (h) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it.

                 (i) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

                 (j) To approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items and furniture and similar items to be moved into and/or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture and other articles, or from overloading the floor in any way, shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in the freight elevators and at such times as the manager of the Building shall require. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

                 (k) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

                 (l) To have access for the Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office.

                 (m) To change the arrangement or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building not contained within the Premises or any part thereof, so long as the Premises are reasonably accessible.

                 (n) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance, under such regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building.

         Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant (provided, however that Landlord agrees to use all reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises in connection with its exercise of any of the foregoing rights reserved pursuant to this Article 22).



                                   ARTICLE 23

                                    ESTOPPEL

         The Tenant agrees that from time to time upon not less than ten (10) days' prior request by Landlord, Tenant or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the date of initial occupancy of the Premises by Tenant; (c) the dates to which the rent and other charges have been paid; (d) that all work required to be performed in the Premises by Landlord and by Tenant has been completed; (e) that neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in detail; (f) that there are no offsets or defenses to the payment of Base Rent, additional charges or any other sums payable under this Lease or, if there are any such offsets or defenses, specifying such in detail; and (g) such other matters as Landlord or its lender may reasonably request. The failure to deliver such statement within the time required hereunder shall, at the option of Landlord, be a default under this Lease, or be conclusive evidence, binding upon Tenant that this Lease is in full force and effect, without modification except as may be represented by the Landlord, that not more than one month's rent has been paid in advance, that all work required to be performed in the Premises by Landlord has been completed, and Tenant shall in such instance be estopped from asserting any defaults known to it at that time.

                                   ARTICLE 24

                             RULES AND REGULATIONS

         Tenant agrees to observe the reservations to Landlord in Article 22 hereof and agrees, for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the rules and regulations set forth in Exhibit D attached hereto and made a part hereof, and with such reasonable modifications thereof and additions thereto as Landlord may from time-to-time make for the Building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a default under this Lease.

                                   ARTICLE 25

                                 MISCELLANEOUS

         Landlord and Tenant further covenant with each other that:

                 (a) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

                 (b) All payments becoming due under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent, and if unpaid when due shall bear interest at the rate of two percent (2%) per annum in excess of the corporate base rate in effect from time to time at The First National Bank of Chicago (unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged) until paid.

                 (c) The word "Tenant" wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                 (d) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Article 27 hereof.

                 (e) All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

                 (f) Submission of this instrument for examination shall not bind Landlord in any manner, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

                 (g) No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

                 (h) Sectional headings in this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

                 (i) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not offset or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provision shall have the meaning which renders it valid.

                 (j) Landlord and Tenant each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant or by Tenant against Landlord on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage.

                 (k) Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

                 (l) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

                 (m) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                 (n) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

                 (o) All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's partners, if any from time to time, and their respective officers, agents and employees, and shall survive the expiration of the Term of this Lease.

                 (p) Tenant agrees that upon written request of Landlord from time to time in connection with the proposed sale or financing by Landlord of the Building, Tenant shall provide to Landlord a copy of the financial statement of Tenant for the preceding fiscal year.

                                   ARTICLE 26

                    RIGHT TO CHANGE LOCATION OF THE PREMISES

         At any time and from time to time hereafter, Landlord may substitute for the Premises other premises (herein referred to as "the New Premises") provided the New Premises shall in the reasonable judgment of Tenant be similar to the Premises in area and use for Tenant's purposes, and shall be located on the fifteenth (15th) floor or higher in the Office Section. If Tenant is already in occupancy of the Premises, then in addition:

                 (a) Landlord shall pay all reasonable expenses of Tenant for moving from the Premises to the New Premises (including without limitation the cost of the move, costs of reasonable amounts of new stationery and telephone installation and such other reasonable costs as are directly related to such relocation) and improving the New Premises so that they are substantially similar to the Premises;

                 (b) Such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant;

                 (c) Landlord shall first give Tenant at least ninety (90) days' notice before making such change.


                                   ARTICLE 27

                           ASSIGNMENT AND SUBLETTING

         Tenant shall not, without the prior written consent of Landlord, (i) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (ii) permit any assignment of this Lease, or any part thereof, by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall include all of the terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements) and shall state the consideration therefor. In such event, Landlord shall have the right to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete and fully-executed copy of the proposed assignment or sublease and any and all other agreements relating thereto shall be delivered to Landlord with Tenant's notice. If Tenant's notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be canceled with respect to less than the entire Premises, Base Rent and additional charges reserved herein shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

         If Landlord, upon receiving Tenant's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord seventy-five per cent (75%) of all income derived by Tenant from such assignment or subletting. For purposes of the foregoing, income shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant to effect or to induce Tenant to enter into any such transaction, in excess of the Base Rent, and additional charges, payable by Tenant under this Lease, after deducting therefrom any brokerage commissions, rent concessions and tenant improvement allowances, and reasonable expenses or other concessions directly related thereto, amortized on a straight-line basis over the term of any such assignment or sublease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its share of such non-cash consideration shall be in such form as is satisfactory to Landlord.

         Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by the chief financial officer of Tenant, setting forth in detail the computation of all income derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of Tenant's income due Landlord hereunder shall be paid to Landlord within seven (7) days of receipt by Tenant of all payments made from time to time by such assignee or sublessee to Tenant.

         For purposes of the foregoing, any change in the partners of Tenant, if Tenant is a partnership, or, if Tenant is a corporation, any transfer of any or all of the shares of stock of Tenant (by sale, assignment, operation of law or otherwise) resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this
Article 27.

         Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this
Lease, and Tenant shall continue fully liable thereunder.   Any subtenant or
subtenants or assignee shall agree in a form satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

         Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord (including fees paid to consultants and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant.

         Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void.

         Notwithstanding anything in this Article 27 to the contrary, Tenant may at any time or times without the prior consent of Landlord (and without Landlord having the right to recapture the Premises as described above in this
Article 27), assign or sublet a portion or portions of the Premises to any Affiliate of Tenant, provided that (I) Tenant continues to be fully liable hereunder, (2) Tenant is not in default under this Lease at the time of giving notice thereof or at the effective date of such sublet or assignment, (3) such Affiliate has a net worth reasonably satisfactory to Landlord, (4) Tenant delivers to Landlord all documents relating to such assignment or sublease and information establishing that the proposed assignee or sublessee is an Affiliate at least fifteen (15) days prior to the effective date of the proposed assignment or sublease, and (5) Tenant notifies Landlord in writing thereof and prior thereto in the manner set forth in this Article 27 and other vise complies herewith. For purposes of the foregoing, "Affiliate" shall mean:
(I) any subsidiary of Tenant; (2) any parent corporation of Tenant; or (3) any entity which directly or indirectly controls or is controlled by or is under common control with Tenant. The term "control" (including the terms "controlling", "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Tenant shall notify Landlord of any transactions described in this paragraph prior to the effective date thereof and shall deliver to Landlord copies of any operative documents effecting such transactions.

                                   ARTICLE 28

                                     NOTICE

         All notices to be given by one party to the other under this Lease shall be in writing, delivered personally or by nationally- recognized air courier service or mailed by United States certified or registered mail, return receipt requested, as follows:

              (a)   To Landlord:     John Hancock Mutual Life Insurance Company
                                     John Hancock Place
                                     200 Clarendon Street
                                     53rd Floor
                                     Boston, Massachusetts  02117
                                     Attn:  Real Estate Investment Group (B-l9)

                                                 and

                                     Office of the Building
                                     Suite 3460
                                     John Hancock Center
                                     875 North Michigan Avenue
                                     Chicago, Illinois  60611

                                                 and

                                     John Hancock Mutual Life Insurance Company
                                     John Hancock Place
                                     200 Clarendon Street
                                     Boston, Massachusetts  02117
                                     Attn:  Law Department


or to such other person at such other address designated by notice sent to Tenant.

              (b)   To Tenant:  At   National Securities Corporation
                                     1001 4th Avenue
                                     Suite 2200
                                     Seattle, Washington  98154

         and after the commencement of the Term at the Premises or to such other address designated by notice to Landlord.

         Mailed notices shall be deemed to have been given upon posting in the United States mails. Notices sent by air courier shall be deemed given the following day.

                                   ARTICLE 29

                                SECURITY DEPOSIT

         As additional security for the full and prompt performance by Tenant of all Tenant's obligations hereunder, Tenant has upon execution of this Lease paid to Landlord the sum of Twelve Thousand One Hundred and No/100 Dollars ($12,100.00) which sum may be used, retained, or applied, in whole or in part, by Landlord for the purpose of curing any default or defaults of Tenant under this Lease. If Tenant has not defaulted hereunder or if Landlord has not used, retained or applied this security deposit to any defaults, then this security deposit or any portion thereof not so applied by Landlord shall be paid in cash to Tenant at the termination of this Lease or any extensions or renewals thereof. If the whole or any part of said security deposit is used, retained or applied for the curing of any defaults, Tenant shall immediately deposit with Landlord an amount of cash equal to the amount so used, retained or applied so that Tenant shall at all times have on deposit with Landlord an amount equal to such original deposit as security as aforesaid. The use, application or retention of the security deposit, or any part thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recover to which Landlord may be entitled.

         If, as of May 31, 1997, Tenant has not defaulted hereunder or if Landlord has not as of such date used retained or applied the security deposit to any defaults, Landlord shall upon receipt of written request of Tenant return to Tenant within thirty (30) days thereafter one-half (1/2) of the security deposit amount, such that from and after such date, the security deposit described in this Article 29 shall be the sum of Six Thousand Fifty and No/100 Dollars ($6,050.00).

                                   ARTICLE 30

                       DEFAULT UNDER OTHER LEASE/LICENSE

         If the term of any other lease or license made by Tenant for any premises or uses in the Building shall be terminated after the making of this Lease because of any default by Tenant under such other lease or license, such default shall be deemed a default under this Lease and in such instance Landlord, at its option, may terminate this Lease by written notice to Tenant.

                                   ARTICLE 31

                             CONVEYANCE BY LANDLORD

         In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof which includes the Office Section, to another person, such other person who shall become owner of the Office Section (as separate and apart from the Property if ownership of the Property and Office Section should not be in the same person) shall thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

                                   ARTICLE 32

                             SUBORDINATION OF LEASE

         The rights of the Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases and underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgages or deeds of trust now or hereafter in force against such leases, the Property or the Building, or all of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. This Article is self-operative and no further instrument of subordination shall be required. Any mortgagee or beneficiary under a deed of trust may, however, elect to have this Lease be superior to its mortgage or deed of trust. At Landlord's request, Tenant shall within fifteen (15) days thereafter execute a document in recordable form confirming that this Lease is subordinate (or at the mortgagee's or beneficiary's election, superior) to any mortgage or deed of trust. In the event Tenant fails to execute and deliver such document within such 1 5-day period, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such documents. Tenant, at the option of any mortgagee or beneficiary under a deed of trust, agrees to attorn to such mortgagee or beneficiary in the event of a foreclosure sale or deed in lieu thereof.

                                   ARTICLE 33

                       RIGHTS OF DESIGNATED THIRD PARTIES

         In the event of any default by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction from the Premises, Tenant shall not exercise any right at law or in equity (a) until it has notified in writing the Trustee under any Deed of Trust, and the Mortgagee under any Mortgage (if the name and address of such entity shall previously have been furnished by written notice to Tenant) of such act or omission, and
(b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice, and the Trustee under such Deed of Trust or Mortgagee under such Mortgage shall not with reasonable diligence have commenced and continued to remedy such act or omission or to cause the same to be remedied.

                                   ARTICLE 34

                                    BROKERS

         Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than U.S. Equities Realty, Inc. and Ecker PM Realty Group





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




in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold harmless Landlord from the claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

                                   ARTICLE 35

                                  EXCULPATION

         Any obligation of Landlord, or its agent, under or with respect to this Lease or the Building shall be enforceable only against and payable out of Landlord's interest in the Building and Property, and Tenant hereby agrees that neither Tenant nor any other person shall have or may assert any right, recourse, or remedy to or against Landlord or its agent or any assets of Landlord, except to the extent (if any) of their respective interests in the Building and the Property; and no officer, shareholder, director, employee, partner, trustee or beneficiary of Landlord or its agent assumes or shall have any personal liability of any kind whatsoever hereunder.

                                   ARTICLE 36

                          COVENANT OF QUIET ENJOYMENT

         Landlord agrees that Tenant, on paying the Base Rent, additional rent and other charges and payments herein reserved and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term of this Lease, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any other person claiming by, through, or under Landlord.

                                   ARTICLE 37

                              OPTION TO TERMINATE

         Tenant shall have and is hereby granted the one-time option to terminate this Lease effective on June 1, 1999 by:

                 (i) Delivering written notice to Landlord of its exercise of such termination option on or before August 1, 1998; and

                 (ii) Paying to Landlord concurrently with the delivery of such termination notice a termination fee in the amount of Twenty-five Thousand Five Hundred Twenty-two and 33/100 Dollars ($25,522.33).

         If Tenant has theretofore exercised either or both of the First Expansion Option or Second Expansion Option pursuant to Article 38 below, Tenant further agrees to pay to Landlord at the time of delivery of such termination notice the costs incurred by Landlord to reinstall the demising walls separating Suites 1555 and 1553 from Suite 1560 if the existing demising walls are removed in whole or in part by Tenant.

         Tenant's exercise of the foregoing option to terminate this Lease is further subject to the condition that Tenant is not in default under any of the terms, covenants or conditions of this Lease at the time that Tenant notifies Landlord of the exercise of this termination option or upon the effective date of such option. Tenant shall deliver the Premises to Landlord on or before the effective termination date in accordance with the terms and conditions of this Lease the same as if such termination date were the original expiration date of the Term of this Lease.

         The foregoing option to terminate is personal to National Securities Corporation and may not be exercised by or for the benefit of any other party.

                                   ARTICLE 38

                           OPTIONS TO EXPAND PREMISES

         A. The Tenant shall have and is hereby granted the option (the "First Expansion Option") to add to the Premises Suite 1555 containing approximately 1,222 rentable square feet of additional rentable area as shown and designated on the plan attached hereto and made a part hereof as Exhibit E ("Expansion Space No. 1"), effective on June 1, 1997 (the "First Expansion Date"), on all of the terms, covenants and conditions of this Lease except for the payment of rent. Tenant shall notify Landlord in writing no later than January 31, 1997 of Tenant's exercise of Tenant's option to add Expansion Space No. I to the Premises.

         B. The Tenant shall have and is hereby granted the further and independent option (the "Second Expansion Option") to add to the Premises Suite 1553 containing approximately 848 rentable square feet of additional rentable area as shown and designated on the plan attached hereto and made a part hereof as Exhibit E ("Expansion Space No. 2"), effective on March 1, 1998 (the "Second Expansion Date"), on all of the terms, covenants and conditions of this Lease except for the payment of rent. Tenant shall notify Landlord in writing no later than October 31, 1997 of Tenant's exercise of Tenant's option to add Expansion Space No. 2 to the Premises. Tenant's right to exercise the Second Expansion Option is independent of and not conditioned upon Tenant's having exercised the First Expansion Option.

         C. The Base Rent per rentable square foot for Expansion Space No. 1 and Expansion Space No. 2 shall be the lesser of (i) the same annual Base Rental rates from time to time payable pursuant to Article 2 of this Lease, or
(ii) the rate at which Landlord is then offering "as is" space in the Office Section. Upon written request of Tenant delivered to Landlord no later than December 31, 1996 as to the First Expansion Option and no later than September 30, 1997 as to the Second Expansion Option, Landlord shall advise Tenant within ten (10) business days of receipt of Tenant's request of the rental rate described in clause (ii) of the preceding sentence.

         D. Tenant's Proportionate Share of Ownership Taxes and Tenant's Proportionate Share of Office Operating Expenses as set forth in Article 3 hereof shall be increased to reflect the addition, as the case may be, of Expansion Space No. I and Expansion Space No. 2 to the Premises.

         E. It shall be a condition of Tenant's right to exercise Tenant's options to add Expansion Space No. I and Expansion Space No. 2 to the Premises that Tenant is not in default under any of the terms, covenants or conditions of this Lease at the time that Tenant notifies Landlord of the exercise of each such option or upon the respective Expansion Date. In the event Tenant exercises either or both of Tenant's options under this Article 38, Tenant agrees in each such case to enter into a Lease amendment setting forth the terms of such option within thirty (30) days after exercise of such option by Tenant.

         F. Notwithstanding anything in this Lease to the contrary, Tenant agrees to accept each Expansion Space in an "as is" condition as existing on the date such space is added to the Premises.

         G. Notwithstanding anything in Article 27 to the contrary, in the event Tenant shall sublet Expansion Space No. I or Expansion Space No. 2 or in the event Tenant shall assign this Lease as to Expansion

Space No. I or Expansion Space No. 2, Tenant shall pay to Landlord one hundred percent (100%) of any profit derived from such subletting or assignment, as such profit is calculated in accordance with Article 27.

         H. The foregoing First Expansion Option and Second Expansion Option are personal to National Securities Corporation and may not be exercised by or for the benefit of any other party.

                          LANDLORD:

                                     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                     By:  _____________________________________
                                          John M. Nagle
                                          Its Senior Investment Officer

                          TENANT:

                                     NATIONAL SECURITIES CORPORATION


                                     By:  _____________________________________
                                          (Print Name) ________________________
                                          Its _________________________________

                                  CERTIFICATE

                          (If Tenant is a Corporation)

         I, ___________________, Secretary of National Securities Corporation, Tenant, hereby certify that the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as __________ and ____________, and his/their action(s) are the action of Tenant.




(Corporate Seal)
                                         ______________________________________
                                                        Secretary










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